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                                                                     Exhibit 5.1

            [Letterhead of Le Boeuf, Lamb, Greene & MacRae, L.L.P.]


                                 June 26, 2000


BROKAT Infosystems AG
Industriestrasse 3
D-70565 Stuttgart
Germany

     Re:  Registration Statement on Form F-4 of
          BROKAT Infosystems AG relating to Exchange Offer of
          11 1/2 % Senior Notes due 2010
          ---------------------------------------------------

Ladies and Gentlemen:

          We are acting as special United States counsel for BROKAT Infosystems AG, a stock corporation organized under the laws of the Federal Republic of Germany (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to Euro 125,000,000 of its 11 1/2 % Senior Notes due 2010 (the "Exchange Notes") to be offered in exchange for its outstanding 11 1/2 % Senior Notes due 2010 that were issued pursuant to an Indenture dated as of March 28, 2000 (the "Indenture"), between the Company and the Bank of New York, as Trustee, and sold in a transaction exempt from registration under the Act (the "Original Notes"). This opinion is being delivered to you for filing as an exhibit to the Registration Statement (as defined below).

          In this capacity, we have examined signed copies of the Registration Statement filed under the Act with the Securities and Exchange Commission (the "Commission") on May 25, 2000, (the "Registration Statement"), and a copy of the prospectus (the "Prospectus") included in the Registration Statement, and originals or copies identified to our satisfaction of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments, as we deemed necessary as a basis for the opinion hereinafter expressed. In our examinations we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. In
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BROKAT Infosystems AG
June 26, 2000

Page 2

addition, we have made such further examination of law and fact as we have deemed appropriate in connection with the opinion hereinafter set forth.

          On the basis of the foregoing, and subject to the qualifications and assumptions set forth below, we are of the opinion that:

          1. Assuming that the Indenture has been duly authorized, executed and delivered by the Trustee, such Indenture constitutes a valid and binding obligation of the Company, except as limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws relating to or affecting creditors' rights and by general equitable principles (whether considered in a proceeding in equity or at law).

          2. When (A) the Registration Statement has been declared effective, (B) the Indenture has been duly qualified under the Trust Indenture Act and (C) the Exchange Notes have been duly executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and issued ad delivered against exchange of the original Notes described in the Registration Statement, the Exchange Notes will constitute the valid and binding obligations of the Company entitled to the benefits of the Indenture, except as limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws relating to or affecting creditors' rights and by general equitable principles (whether considered in a proceeding in equity or at law).

          We are attorneys admitted to practice in the State of New York and we do not express any opinion on the law of any jurisdiction other than the laws of the State of New York and the federal law of the United States of America. In particular, we do not purport to pass on any matter governed by the laws of the Federal Republic of Germany. To the extent that any opinions stated herein are affected by the laws of the Federal Republic of Germany, we have, with your approval, relied upon the opinion dated June 26, 2000 of Haver & Mailaender and such opinions stated herein, insofar as they may be affected by the laws of the Federal Republic of Germany, are subject to the same assumptions, qualifications and limitations as are contained in the opinion of Haver & Mailaender.

          This opinion is being delivered to you in connection with the Registration Statement and is not to be used for any other purpose without our prior authorization. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm which appears in the Prospectus constituting a part of the Registration Statement and to the references made to us under the caption "Legal Matters" in the Prospectus.
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BROKAT Infosystems AG
June 26, 2000

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In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or under the rules and regulations of the Commission thereunder.

                                 Very truly yours,

                                 /s/ LeBoeuf, Lamb, Greene & MacRae, L.L.P.